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                                                                    EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT (this "Agreement") dated as of
_________________, 1997 by and between _______________________, a Florida
_________________________ (the "Orthodontic Entity"), and
______________________________, a licensed orthodontist (the "Orthodontist").

                              W I T N E S S E T H:


         WHEREAS, the Orthodontic Entity desires to employ the Orthodontist and to be assured of his services as such on the terms and conditions hereinafter set forth; and

         WHEREAS, the Orthodontist is willing to accept such employment on such terms and conditions;

         NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00), the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Orthodontic Entity and the Orthodontist hereby agree as follows:

         1.       EMPLOYMENT.

                  (a) The Orthodontic Entity hereby employs the Orthodontist to provide orthodontic services to the general public at the facility or facilities operated by the Orthodontic Entity (the "Center(s)"), as listed on Exhibit A attached hereto and incorporated herein by reference, in accordance with the methods, procedures and processes from time to time set forth by the Orthodontic Entity, to the extent permitted by applicable law.

                  (b) The Orthodontist shall faithfully and diligently discharge his duties hereunder and shall devote his full business time, attention, skill, and effort exclusively to the business and affairs of the Orthodontic Entity, subject to allowed vacations and to reasonable periods of illness. During the term of this Agreement, the Orthodontist shall not, directly or indirectly, as a partner, member, stockholder, consultant, agent, joint venturer, investor, lender, individual proprietor, officer, director, employee (except for stock or investments held by the Orthodontist as of July 31, 1996), or in any capacity whatsoever, alone or in association with others, own, manage, operate, control or participate in the ownership, management, operation or


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control of, or work for or permit the use of Orthodontist's name by, or be connected with in any manner with, or contract to be provided services from any business, organization or person in competition with the Orthodontic Entity or any of its affiliated organizations, without the prior written consent of the Orthodontic Entity. Notwithstanding the foregoing, the Orthodontist shall be permitted to devote up to eight (8) business days per month to the Orthodontist's other non-dental and non-orthodontic business interests and activities; provided, however, that in conducting such activities, the Orthodontist shall not compete with Premier Orthodontic Group, Inc., a Delaware corporation, or its successors or assigns ("Premier") or act in any manner inconsistent with the best business interests of Premier.

         2.       TERM OF EMPLOYMENT. Unless sooner terminated as provided in
Section 4 hereof, the Orthodontist's employment shall be for an initial term of five (5) years commencing on the date the Securities and Exchange Commission declares effective Premier's registration statement on Form S-1 for the sale of Premier's common stock in an initial public offering (the "IPO") and ending on the fifth (5th) anniversary thereof (the "Initial Term"). Upon expiration of the Initial Term, this Agreement shall renew automatically thereafter for additional one year terms, unless and until terminated as provided in Section 4 hereof.

         3.       COMPENSATION.

                  (a) As compensation for services hereunder, the Orthodontic Entity shall pay to the Orthodontist a percentage as determined by the Orthodontic Entity of the amount of Adjusted Gross Revenue (determined based on the accrual method of accounting) of the Center remaining after payment in full each month of (i) the monthly Service Fee as defined in that certain Service Agreement, by and between the Orthodontic Entity and Premier, dated as of even date herewith (the "Service Agreement"), and (ii) all expenses of the Center, including, without limitation, all Center Expenses (as defined in the Service Agreement) and all malpractice insurance premiums. As used herein, the term "Adjusted Gross Revenue" shall mean Gross Revenue of the Center less any adjustments for uncollectible accounts, professional courtesies and other activities that do not generate a collectible fee. The term "Gross Revenue" as used herein shall mean all fees and charges recorded or booked each month by or on behalf of the Orthodontic Entity as a result of professional orthodontic services personally furnished to patients by the Orthodontist and those under the Orthodontist's supervision and other fees or income generated in his capacity as a professional prior to any adjustments.



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                  (b)   Payments expended each fiscal year by the Orthodontic
Entity on behalf of the Orthodontist and other orthodontists or dentists delivering patient care at the Center(s) for continuing education, seminars, professional license fees and dues, professional memberships, expenses related to a company automobile for the Orthodontist, and all other expenses of the Orthodontist and other orthodontists and dentists delivering patient care at the Center(s) that do not directly benefit the Orthodontic Entity (as reasonably determined by Premier), up to the amount of three percent (3%) of the Orthodontic Entity's Adjusted Gross Revenue, shall be considered a Center Expense. To the extent that such expenses exceed three percent (3%) of the Orthodontic Entity's Adjusted Gross Revenue for such year, the Center Expenses shall be reduced by such excess amount for the purpose of calculating the Service Fee (as defined in the Service Agreement). Notwithstanding the foregoing, Orthodontist is encouraged to incur expenses that will promote the Orthodontic Entity, which expenses shall be considered Center Expenses for purposes of calculating the Service Fee.

         4.       TERMINATION.

                  (a) Notwithstanding the provisions of Section 2 hereof, either the Orthodontic Entity or the Orthodontist may terminate the Orthodontist's employment without cause at any time after the expiration of the Initial Term by giving one (1) year's prior written notice to the other party to such effect, such notice to be effective upon receipt by the non-terminating party. Orthodontic Entity may terminate Orthodontist's employment for "cause" (as defined in Section 4(b) below) and the Orthodontist may terminate his employment pursuant to Section 4(c) below. Notice of termination pursuant to Sections 4(b) or 4(c) shall be effective upon receipt and shall indicate the basis for termination. Upon termination of this Agreement for any reason, the Orthodontist shall purchase tail insurance coverage for a period of three (3) years at the Orthodontist's expense.

                  (b) For purposes of this Agreement, termination may be for "cause" in the event of the occurrence of any of the following:

                        (i)  The death of the Orthodontist.

                        (ii) The physical or mental incapacity of the
                  Orthodontist. The Orthodontist shall be deemed to be physically or mentally incapacitated for purposes of this paragraph if by reason of any physical or mental incapacity he has been unable or it is deemed that he



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                  will be unable for a period of at least ninety (90) days to perform his duties and responsibilities hereunder in a reasonably satisfactory manner. In the event of any disagreement between the Orthodontist and the Orthodontic Entity about whether he is physically or mentally incapacitated such as to permit the Orthodontic Entity to terminate his employment pursuant to this paragraph, the question of such incapacity shall be submitted to an impartial and reputable physician selected by mutual agreement of the Orthodontist and the Orthodontic Entity or, failing such agreement, selected by two physicians (one of which shall be selected by the Orthodontic Entity and the other by the Orthodontist). The determination of the question of such incapacity by such physician shall be final and binding on the Orthodontist and the Orthodontic Entity for purposes of this Agreement. The Orthodontic Entity shall pay the reasonable fees and expenses of such physician.

                           (iii)     Any of (A) the commission by the
                  Orthodontist of willful misconduct which causes material harm to the Orthodontic Entity, (B) the conviction of the Orthodontist for the commission or perpetration by the Orthodontist of any felony or any act of fraud, or (C) habitual absenteeism, chronic alcoholism, or drug addiction; provided, however, that if any such habitual absenteeism, chronic alcoholism, or drug addiction may reasonably be cured, the Orthodontist shall have a reasonable time, not exceeding thirty (30) days, to cure such matter after receiving notice thereof from the Orthodontic Entity.

                  (c) For purposes of this Agreement, the Orthodontist may terminate this Agreement in the event the Orthodontic Entity has committed a material breach of this Agreement; provided, however, that if such matter may reasonably be cured, the Orthodontic Entity shall have a reasonable time, not exceeding ninety (90) days, to cure such matter after receiving notice thereof from the Orthodontist.

         5.       PARTIAL RESTRAINT ON POST-TERMINATION COMPETITION.

                  (a) Orthodontic Entity expects to invest considerable time, effort, and capital in enhancing the value and desirability of the skills of the Orthodontist. Both this investment and the Orthodontist's individual compensation reflect Orthodontic Entity's expectation of receiving a considerable return from the exclusive use of the Orthodontist's services and know-how in the future, free from any danger that Orthodontic Entity's



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competitors may attempt to induce the Orthodontist to leave Orthodontic Entity and wrongfully gain the benefit of Orthodontic Entity's investment. The partial restraint set forth in subsection (b) of this Section 5 hereof does not, and cannot, provide complete protection for Orthodontic Entity's investment, development efforts, and proprietary information, but Orthodontic Entity believes that in combination with the other provisions of this Agreement, it is the most fair and reasonable measure permitted under applicable law to protect Orthodontic Entity's interests, giving due regard to both the Orthodontist's interests and the interests of Orthodontic Entity.

                  (b) Orthodontic Entity requires its orthodontists and dentists to accept and observe the following partial restraint on post-termination competition, which Orthodontist agrees to honor:

                  FOR A PERIOD OF TWO YEARS FOLLOWING THE TERMINATION OF YOUR EMPLOYMENT, YOU MAY NOT (I) ENGAGE IN ANY NEWSPAPER, PRINT, RADIO, TELEVISION OR ELECTRONIC ADVERTISING FOR YOUR ORTHODONTIC OR DENTAL SERVICES IN THE BROADCAST COVERAGE AREA OF TELEVISION STATIONS IN THE MARKET AREA WHERE THE CENTER COVERED BY THIS AGREEMENT IS LOCATED, WITHOUT ORTHODONTIC ENTITY'S PRIOR WRITTEN CONSENT, (II) ACTIVELY SOLICIT OR DIRECTLY MARKET YOUR ORTHODONTIC OR DENTAL SERVICES (OR THOSE OF ANY OTHER ORTHODONTIC ENTITY WITH WHICH YOU ARE AFFILIATED OR EMPLOYED) TO ANYONE WHO WAS YOUR PATIENT (OR A PATIENT OF THE ORTHODONTIC ENTITY) DURING THE TERM OF THIS AGREEMENT,
                  (III) PROVIDE ORTHODONTIC OR DENTAL SERVICES TO ANY PATIENTS WITHIN A TEN (10) MILE RADIUS OF ANY CENTER(S)'S, (IV) ACTIVELY SOLICIT THE CENTER'S STAFF OR PATIENTS, OR (V) SOLICIT REFERRALS FROM ANY DENTIST WHO REFERRED ONE OR MORE PATIENTS TO ORTHODONTIST OR THE ORTHODONTIC ENTITY WITHIN THE TWO YEARS PRIOR TO SUCH TERMINATION.

The running of the two year period prescribed above shall be tolled and suspended by the length of time Orthodontist works in circumstances that a court of competent jurisdiction subsequently finds to violate the terms of this partial restraint.

         6. CONFIDENTIAL INFORMATION. The Orthodontist shall agree to maintain in strict confidence, and not use or disclose except under the instruction of the Orthodontic Entity, any confidential business information comprising confidential information and/or a trade secret of the Orthodontic Entity or an Affiliate (as hereinafter defined. Trade secrets are property rights protected by law and, for purposes of this letter, shall have the meaning provided under applicable law, including, in Florida, Fla. Stat. ch. 688.002. Some of the information that the Orthodontic Entity treats as trade secrets includes financial information (revenues,



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margins, assets, net income, etc.), annual and long-range business plans, marketing plans and methods, account invoices, training, educational, and administrative manuals, patient information, employee lists, suppliers, wholesalers, and future business plans of the Orthodontic Entity. Confidential information shall also include all information regarding Premier or any Affiliate, Premier's or any Affiliate's activities, Premier's or any Affiliate's business or Premier's or any Affiliate's customers or patients that is not generally known to persons not employed by Premier or an Affiliate, but that does not rise to the level of a Trade Secret and that is not generally disclosed by practice or authority of Premier or an Affiliate to persons not employed by Premier or an Affiliate. Throughout the term of this Agreement and at all times after the date that this Agreement terminates for any reason, Orthodontist shall not directly or indirectly transmit or disclose any confidential information or trade secret to any person, concern or entity, and shall not make use of any such trade secret, directly or indirectly, for himself or for others, except (i) to the extent such disclosure is consistent with Orthodontist's duties hereunder or (ii) for a disclosure that is required by an law or regulation or court order, in which latter case Orthodontist shall provide Premier prior written notice of such disclosure and an opportunity to contest such disclosure. Upon termination of the Term of this Agreement, Orthodontist will return all trade secrets and all confidential information of the Orthodontic Entity or Premier, including without limitation, any documents, notes, analyses, compilations or other materials incorporating or based on any trade secrets or confidential information of the Orthodontic Entity or Premier. As used in this Agreement, the term "Affiliate" shall mean (i) each corporation or other business entity directly or indirectly controlling, controlled by, or under common control with the Orthodontic Entity or Premier, and (ii) each orthodontic or dental practice to which Premier provides management or consulting services, the employees and principals of such practices, and each corporation or other business entity directly or indirectly controlling, controlled by, or under common control with each such practice or the principals thereof.

         7. WAIVER. Any waiver of any term or condition or any amendment of this Agreement shall be effective only if in writing and signed by the parties. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

         8. PUBLICITY. Following termination of the Orthodontist's employment, neither party will disparage or injure the reputation of the other party. This obligation will include, in the Orthodontist's case, refraining from negative statements about



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the Orthodontic Entity's methods of doing business, the effectiveness of its business policies, and the quality of any of its services or personnel. In addition, neither party will make any statements regarding the other or regarding the Orthodontist's former employment with the Orthodontic Entity to any member of the print or broadcast media except after mutual consultation.

         9. PATIENT CARE. Nothing in this Agreement is intended to interfere, or shall be construed as interfering, in any way with the Orthodontist's ability to independently exercise professional and ethical judgment in the performance of his patient care responsibilities.

         10.      MISCELLANEOUS.

                  (a) This Agreement contains the entire agreement between the Orthodontic Entity and the Orthodontist with respect to the subject matter hereof and thereof and supersedes all prior arrangements or understandings with respect hereto or thereto.

                  (b) The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision.

                  (c) Notwithstanding any other term or provision of this Agreement, all amounts payable to the Orthodontist by the Orthodontic Entity hereunder shall be subject to the withholding of such sums relating to taxes as the Orthodontic Entity may reasonably determine it is required to withhold pursuant to any applicable law or regulation.

                  (d) All notices pursuant to this Agreement shall be in writing and sufficient if delivered personally or sent by overnight courier or registered or certified mail, postage prepaid, addressed as follows:

                  If to the Orthodontic Entity to:

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                  If to the Orthodontist to:

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Either party may by written notice change the address to which notices to such party are to be delivered or mailed.

                  (e) The parties acknowledge and agree that any legal remedies for breach of this Agreement would be inadequate and irreparable harm shall be presumed. The faithful observance of all covenants in this Agreement is an essential condition to Orthodontist's employment, and Orthodontic Entity is depending upon absolute compliance herewith. Damages would be very difficult, if not impossible, to ascertain if the Orthodontist breaches this Agreement. Orthodontist acknowledges and agrees that any court of competent jurisdiction should immediately enjoin any breach of this Agreement upon the request of Orthodontic Entity, and Orthodontist specifically releases Orthodontic Entity from the requirement of posting any bond in connection with temporary or interlocutory injunctive relief, to the extent permitted by law.

                  (f) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida (without respect to its rules of conflicts of law).

                  (g) This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same Agreement.

                  (h) In the event that any provision of this Agreement or the application thereof to the Orthodontist or any circumstance in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Agreement and the application of any such invalid or unenforceable provision to parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable shall not be affected thereby nor shall the same affect the validity or enforceability of any other provision of this Agreement.

                  (i) No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

         IN WITNESS WHEREOF, the Orthodontic Entity and the Orthodontist have executed this Agreement under seal as of the day and year first above written.


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                                        ORTHODONTIC ENTITY:

                                        --------------------------------------



                                        By:
                                           -----------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------


                                        ORTHODONTIST:


                                                                     [SEAL]
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